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Exhibit 8.1

September 11, 2018

Kimbell Royalty Partners, LP
777 Taylor Street Suite 810
Fort Worth, TX 76102

Re: Kimbell Royalty Partners, LP Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $200,000,000, together or separately and in one or more series (if applicable) of:

            (i)  the Partnership's common units representing limited partner interests in the Partnership (the "Common Units");

           (ii)  the Partnership's preferred units representing limited partner interests in the Partnership (the "Preferred Units");

          (iii)  the Partnership's partnership securities representing limited partner interests in the Partnership (the "Partnership Securities");

          (iv)  warrants for the purchase of Common Units, Preferred Units or Partnership Securities; and

           (v)  rights for the purchase of Common Units, Preferred Units or Partnership Securities.

        The Registration Statement is also being filed to register under the Securities Act (i) up to 10,000,000 common units representing limited partner interests in the Partnership held by the selling unitholders identified in the Registration Statement and (ii) up to 5,945,946 common units representing limited partner interests in the Partnership, to be issued upon conversion of the Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership held by the selling unitholders identified in the Registration Statement.

        This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement and any public filings with the Commission that are incorporated by reference.

        In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer's Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

        We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" constitute the opinion of Mayer Brown LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer's Certificate, may affect the conclusions stated herein.

        No opinion is expressed as to any matter not discussed in the Registration Statement under the caption "Material United States Federal Income Tax Consequences." We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you and may be relied on by you in connection with the transactions set forth in the Registration Statement. In addition, this opinion may be relied on by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing securities pursuant to the Registration Statement. However, this opinion may not be relied upon for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent.

        We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

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  Exhibit 8.1